EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

MEDE America Corporation
East Meadow, New York




     We consent to the incorporation by reference in this Registration Statement of MedE America Corporation on Form S-1 of: our report dated August 5, 1998 (October 7, 1998 as to Note 6.b, December 11, 1998 as to Note 13 and January 29, 1999 as to Note 14)(which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 13) relating to the consolidated financial statements of MedE America Corporation as of June 30, 1997 and 1998 and for each of the three years in the period ended June 30, 1998, appearing in the Prospectus which is a part of Registration Statement No. 333-55977 on Form S-1; our report dated January 29, 1999 relating to the financial statement schedule of MedE America Corporation for each of the three years in the period ended June 30, 1998 appearing in Registration Statement No. 333-55977 on Form S-1; and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Jericho, New York

February 1, 1999